Paramco Retains IR Counsel to Expand Investor Awareness


Denver, CO - July 29, 2003 - Paramco Financial Group, Inc. (OTCBB:PDFE - News) a financial services holding company announced today that it has retained FOCUS Partners LLC of New York City, a leading financial communications company, to act as investor relations consultants. FOCUS will work to increase the awareness of Paramco's corporate focus and growth strategy.

Mr. Douglas Gregg, Chairman and CEO of Paramco, stated, "We chose FOCUS due to their outstanding record of enhancing shareholder value for emerging growth companies. Because of the strong outlook for our business operations, we feel that now is the opportune time to increase our visibility within the financial community. FOCUS Partners' experience, contacts and strategic counsel will help us better communicate our growth prospects and inherent value. We look forward to keeping our shareholders and the financial community well informed of our progress, and to ensure that we maintain clear and constant lines of communication." FOCUS Partners, www.focuspartners.com, is a proactive financial communications and corporate advisory firm focused on providing companies with timely and actionable guidance within the financial marketplace. FOCUS Partners has developed a comprehensive investor relations strategy for Paramco directed at the financial community to create and sustain shareholder value, broaden the existing investor base and manage expectations toward corporate developments.

About Paramco Financial Group

Paramco Financial Group, founded in 1996, is a financial services holding company which specializes in the development and placement of commercial equipment leasing transactions and in assisting its clients with their capital formation needs. In 2001, Paramco began a major vertical expansion
effort   to   enter  into  the  residential  and  commercial
mortgage industry, the mortgage warehouse lending business and the business of real estate investments through Paramco Mortgage Corporation and Paramco Investments, Inc. Paramco
Mortgage      Corporation   intends  to   be   involved   in
residential and commercial mortgage financing. It is further intended that Paramco Investments will be structured to meet the statutory requirements for qualification as a REIT and be invloved in both the ownership and finance of real estate.

Safe Harbor Statement

The statements made by Paramco Financial Group, Inc may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of the Company. Actual results could differ materially from those projected due to risks such as changes in interest rates, market competition, our ability to generate orders and various other business factors.


------------
Contact:

     FOCUS Partners LLC
     David Zazoff, 212/752-9445
     PFDE@focuspartners.com